Exhibit 99.1

KPMG LLP

811 Main Street

Houston, TX 77002

Independent Auditors’ Report

The Owners of

Wolf Bone Ranch Partners LLC:

Opinion

We have audited the financial statements of Wolf Bone Ranch Partners LLC (the Company), which comprise the balance sheet as of September 30, 2024, and the related statements of income, changes in net investment, and cash flows for the nine-months then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024, and the results of its operations and its cash flows for the nine-months then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 2 to the financial statements, the Company’s business is derived from the financial statements and accounting records of VTX Energy Partners, LLC to reflect the financial position and results of operations of the Company. The financial statements of the Company reflect the assets, liabilities and expenses directly attributable to the Company, as well as allocations deemed reasonable by management, to present the financial position, results of operations, and cash flows of the Company on a stand-alone basis and do not necessarily reflect the financial position, results of operations, and cash flows of the Company in the future or what they would have been had the Company been a separate, stand-alone entity during the period presented. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP
Houston, Texas
December 11, 2024

WOLF BONE RANCH PARTNERS, LLC

Balance Sheet

September 30, 2024

(In thousands)

Current assets:
Cash and cash equivalents	$340
Accounts receivable:
Trade accounts receivable	738
Due from affiliates	—

Total current assets	1,078

Field and other property and equipment, at cost	92,317
Less: accumulated depreciation, depletion, and amortization	(3,978)

Property and equipment, net	88,339

Total assets	$89,417

Current liabilities:
Accrued expenses and other current liabilities	$372
Due to affiliates	—

Total current liabilities	372
Contract liabilities	4,675
Asset retirement obligation	49

Total liabilities	5,097

Members’ equity	—
Net investment	84,320
Retained earnings	—

Total members’ equity	84,320

Total liabilities and net investment	$89,417

See accompanying notes to financial statements.

WOLF BONE RANCH PARTNERS, LLC

Income Statement

Nine months ended September 30, 2024

(In thousands)

Revenues:
Saltwater disposal royalties	$12,196
Right of way	1,972
Sale of freshwater	10,250

Total revenues	24,418

Costs and expenses:
Lease operating expenses	1,325
Workover expenses	375
Depreciation, depletion, and amortization	1,884
Accretion of asset retirement obligations	2
General and administrative expenses	404
Taxes other than on earnings	25

Total costs and expenses	4,016

Net income	$20,402

See accompanying notes to financial statements.

WOLF BONE RANCH PARTNERS, LLC

Statement of Changes in Net Investment

September 30, 2024

(In thousands)

Net Investment
Balance – December 31, 2023	$89,071
Change in net investment	(25,153)
Net income	20,402

Balance – September 30, 2024	$84,320

See accompanying notes to financial statements.

WOLF BONE RANCH PARTNERS, LLC

Statement of Cash Flows

Nine months ended September 30, 2024

(In thousands)

Operating activities:
Net income	$20,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, and amortization	1,884
Accretion of asset retirement obligations	2
Changes in operating assets and liabilities:
Accounts receivable	(107)
Accounts payable	9
Accrued liabilities	346
Other liabilities	(356)

Net cash used provided by operating activities	22,181

Investing activities:
Purchases of equipment	(68)

Net cash used in investing activities	(68)

Financing activities:
Change in net investment	(25,153)

Net cash used in financing activities	(25,153)

Net decrease in cash and cash equivalents	(3,040)
Cash and cash equivalents at beginning of period	3,380

Cash and cash equivalents at end of period	$340

Supplemental disclosure of noncash activity:
Cash paid for interest	—
Accrued capital expenditures	—

See accompanying notes to financial statements.

WOLF BONE RANCH PARTNERS LLC

Notes to Financial Statements

September 30, 2024

(In thousands)

(1)	Organization and Business

Wolf Bone Ranch Partners LLC (WBR or the Company) was incorporated in the State of Texas on September 14, 2010, to produce fresh water for sale to entities engaged in the development of onshore domestic oil and natural gas properties, primarily within the Permian Basin. WBR also earns revenue from royalties from produced water volumes transported on WBR’s surface locations and from other surface use activities related to oil and gas operations conducted on properties owned by the Company.

WBR is a wholly owned subsidiary of WBRP Holdings Sub Parent, LLC which is wholly owned by Delaware Basin Investment Group Intermediate, LLC (DBIG). VTX Energy Partners, LLC (VTX) entered into a Membership Interest Purchase Agreement with DBIG on January 13, 2023, to acquire 100% of the membership interests of DBIG, which also wholly owns a number of affiliated oil and gas companies. The transaction closed on March 14, 2023.

(2)	Summary of Significant Accounting Policies and Basis of Presentation

Accounting policies used by WBR reflect industry practices and conform to accounting principles generally accepted in the U.S. (GAAP). The accompanying financial statements were prepared on a carve-out basis and were derived from the financial statements and accounting records of VTX to reflect the financial position and results of operations of WBR. The accompanying financial statements represent the financial information of a specific entity of VTX and exclude certain assets, liabilities, revenues and expenses of VTX’s other businesses. The historical costs and expenses reflected in the financial statements of WBR include an allocation for certain shared general and administrative expenses. These expenses have been allocated to the WBR financial statements pro-rata based upon revenues, which is considered to be a reasonable reflection of the historical utilization levels of these expenses. For further discussion on these allocations, refer to Note 6, Related Party Transactions. Results of operations presented are for the nine-month period ended September 30, 2024, and are not necessarily indicative of the results of operations for the year ending December 31, 2024.

WBR is dependent upon VTX for all of its working capital as VTX uses a centralized approach to cash management for its operations. Accordingly, none of VTX’s cash at the centralized location has been allocated to the WBR financial statements. Net investment represents VTX’s interest in the recorded net assets of WBR. All significant transactions between WBR and VTX have been included in the accompanying financial statements. Transactions with VTX are reflected in the accompanying Statement of Changes in Net Investment as “change in net investment” and in the accompanying Balance Sheet within “net investment”. Significant accounting policies are discussed below.

(a) Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make use of estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We use historical experience and various other assumptions and information that are believed to be reasonable under the circumstances in developing our estimates and judgments. Estimates and assumptions about future events and their effects cannot be predicted with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. While we believe that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results may differ from these estimates. Changes in estimates are recorded prospectively. Significant assumptions are required in the estimation of asset retirement

WOLF BONE RANCH PARTNERS LLC

Notes to Financial Statements (Continued)

obligations (AROs) and in the allocation of certain shared general and administrative expenses. It is possible these estimates could be revised at future dates and these revisions could be material.

(b) Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains bank accounts at a financial institution in the United States.

(c) Accounts Receivable

Receivables consist of receivables from the sale of fresh water, surface royalties from the disposal of produced saltwater and surface use contracts.

(d) Concentration of Credit Risk and Significant Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash and cash equivalents are maintained in bank deposit accounts which, at times, may exceed the federally insured limits. Management periodically reviews and assesses the financial conditions of the banks to mitigate the risk of loss.

Accounts receivable is concentrated among operators and purchasers engaged in the energy industry within the United States. WBR periodically assesses the financial condition of these entities and institutions and considers any possible credit risk to be minimal. Management does not believe that the loss of any customer would have a long-term material adverse effect on the Company’s financial position or the results of operations due to the remaining useful life of the oil and gas fields adjacent to WBR’s assets. No reserve for credit losses was recorded at September 30, 2024.

(e) Property and Equipment

The Company has property and equipment that consists principally of land, freshwater wells, water mineral rights, and buildings. Land is recorded at cost and not depreciated. Fresh water wells are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of approximately five years. Water minerals are recorded at their reserve value and depleted using the units of production method. The building is recorded at cost and depreciated on a straight-line basis over the estimated useful life of thirty years. The cost of maintenance and repairs are expensed in the period incurred. Expenditures that extend the life or improve existing property and equipment are capitalized.

Property and equipment are reviewed for impairment when events and circumstances indicate a possible decline in the recoverability of the carrying amount of such property. When a triggering event is identified, we compare the carrying amount of the property to the estimated undiscounted cash flows our property and equipment will generate to determine if the carrying amount is recoverable. We perform this analysis on the aggregate value of all assets of a similar type. If the carrying amount exceeds the estimated undiscounted cash flows, we will write down the carrying amount of the asset to fair value. The factors used to determine fair value include, but are not limited to, estimates of future revenues, future production estimates, and discount rates commensurate with the risk associated with realizing the projected cash flows.

As a result of our annual impairment test, we determined that there were no triggering events requiring the evaluation of the recoverability of property and equipment. We did not incur any impairment expense during the nine-month period ended September 30, 2024.

WOLF BONE RANCH PARTNERS LLC

Notes to Financial Statements (Continued)

(f) Leases

We record a net operating lease right-of-use (ROU) asset and operating lease liability on the balance sheet for all operating leases with a lease term in excess of 12 months. No ROU assets were recorded as of September 30, 2024.

(g) Income Taxes

The Company is organized as a Texas Limited Liability Company which is disregarded for federal income tax purposes. As a result, the net taxable income of the Company and any related tax credits are reported by the members and are included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal tax provision has been recorded in the Company’s financial statements. The Company is subject to Texas margin tax based on revenue generated from operations within the state. The Company did not record a deferred tax asset or liability related to the Texas margin tax as of September 30, 2024, as the amount was immaterial.

(h) Asset Retirement Obligation

The Company applies the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 410-20, Asset Retirement and Environmental Obligations—Asset Retirement Obligations, to account for estimated future abandonment costs. ASC 410-20 requires legal obligations associated with the retirement of long-lived assets to be recognized at their estimated fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost is capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. WBR’s asset retirement obligations primarily represent the present value of the estimated amount the Company will incur to abandon and remediate a water pipeline at the end of its productive life, in accordance with applicable state laws.

(i) Revenue Recognition

Operating Revenues

We hold operated working interests in freshwater assets and in land. We are responsible for the day-to-day management of these assets and the operation as well as negotiations required for transportation and gathering.

We sell fresh water from various centralized facilities and collect revenues based on contractual prices with related parties as well as third parties. We collect saltwater disposal royalties from the saltwater volumes that are transported on our surface for disposal by third parties and by one of our affiliates. We collect revenues from surface use agreements for various utilization of our surface by affiliates and by third parties based on contractual prices.

Performance Obligations

Under product sales contracts and contracts for saltwater disposal royalties, each unit of production generally represents a separate performance obligation. We record revenue for our product sales contracts at the point-in-time control of a product is transferred to the customer. We record revenue for our saltwater disposal royalties at the point-in-time the disposal of saltwater volumes are completed.

Under surface use contracts, payments are received by WBR from third parties at the inception of the contractual period. We record revenue ratably over the period of time agreed upon in the respective surface use contracts. Revenue recognized is included in the Income Statement in revenues from Right of Way. Future revenues to be recognized are shown on the balance sheet as contract liabilities.

WOLF BONE RANCH PARTNERS LLC

Notes to Financial Statements (Continued)

At the end of the reporting period, we did not have any unsatisfied performance obligations. Our contracts with customers do not typically include variable consideration and thus our contracts with customers do not require us to constrain variable consideration for accounting purposes.

Revenue is recognized to the extent it is determined that it is probable that a significant reversal will not occur. We record the differences between our revenue estimates and the actual amounts received in the month that payment is received.

(j) Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties that are probable of realization are separately recorded as assets and are not offset against the related environmental liability.

Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of expected future expenditures for environment remediation obligations are not discounted to their present value.

(k) Recently Issued Accounting Standards

There are no recently issued accounting standards that the Company has not adopted yet and would be applicable to us.

(3)	Property and Equipment

The following table summarizes facilities, infrastructure and other property, plant, and equipment as of September 30, 2024:

		As of September 30, 2024
	(years)	(in thousands)
Freshwater wells	5	12,446
Land	—	37,336
Water mineral rights	—	41,684
Office Buildings	30	851

Field and other property and equipment, at cost		92,317

Less: accumulated depreciation, amortization and impairment		(3,978)

Field and other property and equipment, net		$88,339

(4)	Asset Retirement Obligations

The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred, along with a corresponding increase in the carrying amount of the related long-lived asset. The

WOLF BONE RANCH PARTNERS LLC

Notes to Financial Statements (Continued)

following table summarizes the activities of the Company’s asset retirement obligations for the period ended September 30, 2024:

As of September 30, 2024
(in thousands)
Balance at beginning of period	$47
Additions	—
Acquisitions	—
Retirements	—
Accretion expense	2
Revisions	—

Balance at end of period	49
Less: current portion	—

Balance at end of period, noncurrent portion	$49

No settlements of asset retirement obligations occurred during the period ended September 30, 2024.

(5)	Commitments and Contingencies

The Company may, from time to time, be a party to certain lawsuits and claims arising in the ordinary course of business. The outcome of such lawsuits and claims cannot be estimated with certainty and management may not be able to estimate the range of possible losses. The Company records reserves for contingencies when information available indicates that a loss is probable, and the amount of the loss can be reasonably estimated. The Company was not involved in any litigation, claims, or other legal proceedings at September 30, 2024, and as such, there are no liabilities recorded at September 30, 2024 related to loss contingencies.

(6)	Related-Party Transactions

The Company has related party transactions with affiliated entities. These transactions are for revenues from the sale of freshwater, royalties related to disposal of produced water and surface use agreement revenues. The value of these related party revenues are summarized below for the nine-month period ended September 30, 2024.

For the nine-month period ended September 30, 2024
(in thousands)
Saltwater disposal royalties	$11,562
Right of way	674
Sale of freshwater	8,776

$21,012

The Company is party to a management services agreement with VTX Energy Operating, LLC, a related party, and other affiliates. Pursuant to the agreement, as of March 14, 2023, the Company receives common management in addition to general and administrative services to support of the Company’s operations. The Company does not pay a fee for services provided to the Company under the agreement. However, general and

WOLF BONE RANCH PARTNERS LLC

Notes to Financial Statements (Continued)

administrative costs are allocated to the Company based on its pro-rata share of consolidated revenues. For the nine-month period ended September 30, 2024, the Company was allocated $404 thousand of general and administrative expenses.

(7)	Subsequent Events

In preparing the accompanying financial statements, management has evaluated all subsequent events and transactions for potential recognition or disclosure through December 11, 2024, the date the financial statements were available for issuance.

On November 18, 2024, the Company entered into a purchase and sale agreement with DBR Land LLC for the sale of certain tracts or parcels of land consisting of approximately 46,000 acres, and associated surface use agreements, located in Reeves and Pecos Counties, Texas for an aggregate purchase price of $245.0 million, subject to customary closing conditions. The sale excludes certain assets and liabilities primarily consisting of cash, buildings and the freshwater wells and infrastructure and associated liabilities.

There were no other subsequent events that required recognition or disclosure.